Earnings Conference Call 4th Quarter & Year-End 2025 February 19, 2026 Exhibit 99.2

Forward-Looking Statements This presentation (and oral statements relating to this presentation) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical facts, that express or involve discussions of expectations, beliefs, plans, objectives, outlooks, assumptions, or future events or performance are forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. Factors that may cause actual results or outcomes to differ materially from those contained in forward-looking statements include those listed in IDACORP, Inc.'s and Idaho Power Company's most recently filed periodic reports on Form 10-K and Form 10-Q, including (but not limited to) the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections, and in other reports the companies file with the U.S. Securities and Exchange Commission. Those factors also include the following, among others: • Decisions or actions by state and federal regulators affecting Idaho Power's ability to recover costs and earn a return on investment; • Changes to or elimination of Idaho Power’s regulatory cost recovery mechanisms; • Ability to timely obtain permits and construct, and expenses and risks of capital expenditures and contractual obligations for, utility infrastructure, including the impacts of inflation, price volatility (including due to tariffs), supply chain constraints, and supplier and contractor delays and failure to satisfy project quality and performance standards; • Impacts of economic conditions, including an inflationary or recessionary environment, interest rates, and tariffs, on items such as operations and capital investments and changes in customer demand; • The rapid addition of new industrial customer load and the volatility and timing of such new load demand, resulting in increased risks and costs of power demand potentially exceeding Idaho Power's available generation capacity and of revenue volatility; • The potential financial impacts of industrial customers not meeting forecasted power usage ramp rates or volumes; • Risks of operating an electric utility system, including compliance with regulatory obligations and potential liability for fires, outages, and personal injury or property damage; • Acts or threats of terrorism, cyber or physical security attacks, and other acts seeking to disrupt Idaho Power's operations or the electric power grid or compromise data; • Abnormal or severe weather conditions, wildfires, droughts, earthquakes, and other natural phenomena and natural disasters; • Ability to acquire equipment, materials, fuel, power, and transmission capacity on reasonable terms and prices; • Impacts of current and future governmental regulation and ability to timely obtain, and the cost of obtaining and complying with, government permits and approvals, licenses, and rights-of-way and siting for transmission and generation projects; • Ability to obtain debt and equity financing when necessary and on satisfactory terms; and • Ability to continue to pay dividends and achieve target dividend-payout ratios, and contractual and regulatory restrictions on those dividends. New factors emerge from time to time, and it is not possible for the companies to predict all such factors, nor can they assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law. 2

Presenting Today Amy Shaw IDACORP Vice President of Finance, Compliance & Risk Brian Buckham IDACORP Executive Vice President, Chief Financial Officer & Treasurer Lisa Grow IDACORP President & Chief Executive Officer John Wonderlich IDACORP Investor Relations Manager 3

IDACORP Earnings Performance Three months ended December 31 Year ended December 31 2025 2024 2025 2024 Net income (thousands) $ 43,607 $ 37,876 $ 323,472 $ 289,174 Weighted average common shares outstanding – diluted (thousands) 55,618 53,919 54,806 52,615 Diluted earnings per share $ 0.78 $ 0.70 $ 5.90 $ 5.50 4

$1.86 $2.17 $2.68 $3.00 $3.43 $3.46 $3.64 $3.85 $3.87 $3.94 $4.21 $4.49 $4.61 $4.69 $4.85 $5.11 $5.14 $5.50 $5.90 $1.80 $2.30 $2.80 $3.30 $3.80 $4.30 $4.80 $5.30 $5.80 $6.30 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 18 Consecutive Years of EPS Growth(1) (1)Earnings per diluted share. 2008-2012 data adjusted for effect of a change in accounting method for IDACORP Financial Services affordable housing investment amortization. Earnings grew each of these years, even prior to the accounting method change. ~7% CAGR since 2007 5

Growing Load and Customer Growth 5-Year Forecasted Annual Growth Rate 20-Year Forecasted Annual Growth Rate Retail Sales (Billed MWh) Annual Peak (Peak Demand) Retail Sales (Billed MWh) Annual Peak (Peak Demand) 2025 IRP 8.3% 5.1% 2.7% 1.9% 2023 IRP 5.5% 3.7% 2.1% 1.8% 2021 IRP 2.6% 2.1% 1.4% 1.4% 2025 IRP Load Forecast(1) vs. Prior IRPs (1) Included in the above table are the load forecast assumptions in the 2025 IRP filed in June 2025. Note the growth period shown above is for the 2025 through 2029 time period. 2.3% (Year-over- year) Idaho Power Customer Growth 600,000 610,000 620,000 630,000 640,000 650,000 660,000 670,000 2021 2022 2023 2024 2025 6

Micron FAB 1 Construction Site 7

Meta Construction Site 108

Total Retail and Residential Average Rates Average Rates (cents / kilowatt-hour) (1) Edison Electric Institute “Typical Bills and Average Rates Report” 12 Months Ending 12/31/2024 (2025 EEI results are expected to be available as soon as summer 2026). Total Retail Residential $0.06 $0.07 $0.08 $0.09 $0.10 $0.11 $0.12 $0.13 $0.14 $0.15 $0.16 2020 2021 2022 2023 2024 Idaho Power National Average(1) $0.09 $0.10 $0.11 $0.12 $0.13 $0.14 $0.15 $0.16 $0.17 $0.18 2020 2021 2022 2023 2024 Idaho Power National Average (1) 9

200 220 240 260 280 300 320 $0.05 $0.07 $0.09 $0.11 $0.13 $0.15 $0.17 $0.19 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Idaho Power National Average CPI Residential Average Rates and CPI History (1) Edison Electric Institute “Typical Bills and Average Rates Report” 12 Months Ending 12/31/2024 (2025 EEI results are expected to be available as early as summer 2026). IPC total system including both Idaho and Oregon average rates. Note: Idaho-only residential bills based on 1,000 kWh monthly usage increased on average by 1.24% per year over the past ten years (2015-2025). (1) 10 Average Rates (cents / kilowatt- hour) Consumer Price Index (CPI) (1) 2014 - 2024 CAGR Total Increase Idaho Power 1.6% 16.8% National Average 2.9% 33.2% CPI 2.9% 32.5% IPC Residential Rates 30% Lower Than National Average

Boardman-to-Hemingway Broke Ground in June 2025 • OPUC, IPUC, and WPSC granted respective certificates of public convenience and necessity • Idaho Power’s interest in Boardman-to-Hemingway (B2H) is ~45% 11 • Long-term transmission service commitment to Bonneville Power Administration’s customers across southern Idaho included in agreement • In-service date expected in late 2027

RFP Update[1][2]

Year	Owned	Contracted	CEYW[3]
2023	120 MW BESS		40 MW Solar
2024	96 MW BESS	100 MW Solar	
2025	80 MW BESS	150 MW BESS	200 MW Solar
2026	250 MW BESS	200 MW Market Purchase	125 MW Solar
2027[4]		180 MW Solar; 100 MW BESS	320 MW Solar
2028[2]	167 MW Gas		
2029	Final shortlist acknowledged by OPUC		

2028 RFP Final Short List[2]

Technology	Structure
330 MW solar	Asset Purchase
80 MW solar[4]	PPA
149 MW solar	PPA
178.6 MW wind	Benchmark/Asset Purchase
400 MW solar	PPA
150 MW BESS	Asset Purchase
200 MW BESS	BSA

2029+ RFP Final Short List[2]

Technology	Structure
167 MW gas[2]	Self-Build
200 MW solar + 100 MW BESS	PPA/BSA
200 MW solar	Asset Purchase
200 MW BESS	BSA
149 MW solar	Asset Purchase
20 MW LDES	Self-Build
60 MW BESS	Self-Build
200 MW BESS	BSA
300 MW solar	PPA
200 MW wind	PPA
215 MW BESS	Asset Purchase/BSA
115 MW BESS	Self-Build

[1] Distribution site battery storage is excluded.
[2] More information on the 2028 and Beyond RFP is available on Idaho Power's website (Request for New Resources - Idaho Power) and the OPUC website under Docket No. UM2317 (State of Oregon: Public Utility Commission of Oregon). 167 MW gas plant was part of the 2029+ evaluation although it is planned to start commercial operations in calendar year 2028.
[3] Clean Energy Your Way.
[4] The 80 MW solar project from 2028 RFP Final Short List was accelerated into 2027.

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Comparing 2024 to 2025 IDACORP, Inc. Net Income (in millions and before tax unless otherwise noted) Net Income – For the Year Ended December 31, 2024 $ 289.2 Increase (decrease) in Idaho Power net income: Retail revenues per megawatt-hour, net of power cost adjustment mechanisms $ 49.6 Customer growth, net of associated power supply costs and power cost adjustment mechanisms 25.2 Usage per retail customer, net of associated power supply costs and power cost adjustment and fixed cost adjustment mechanisms (6.5) Other operations and maintenance (O&M) expenses (9.6) Depreciation and amortization expense (27.7) Other changes in operating revenues and expenses, net (3.8) Increase in Idaho Power operating income 27.2 Non-operating expense, net (22.8) Additional accumulated deferred investment tax credits (ADITC) amortization 10.5 Income tax expense, excluding additional ADITC amortization 20.4 Total increase in Idaho Power net income 35.3 Other IDACORP changes (net of tax) (1.0) Net Income – For the Year Ended December 31, 2025 $ 323.5 13

Capital Expenditures Forecast(1) 2026 – 2030 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2026 2027 2028 2029 2030 $ M ill io n s Distribution ($230M-$325M) General Plant ($75M-$100M) High Voltage Transmission ($110M-$425M) Hydro ($115M-$150M) New Capacity and Energy Resources ($70M-$560M) Thermals ($20M-$60M) Transmission ($220M-$310M) (1)As of February 19, 2026, this graphic is a representation of the 5-year capital expenditures forecast. See IDACORP’s 2025 Form 10-K for a summary of project types included in the 5-year forecast. New capacity and energy resources are subject to the outcome of RFP processes. ~$709M actual per year average, previous 5 years ~100% increase ~$1,416M per year average forecast 14

$5.3B $0.4B(2) $1.7 B $2.2 B $2.3 B $1.5 B $1.6 B $0.6 B $3.5 $4.5 $5.5 $6.5 $7.5 $8.5 $9.5 $10.5 $11.5 $12.5 2025 2026 2027 2028 2029 2030 R at e B as e in $ B ill io n s 2025 2026 -2030 HCC Construction work in progress (CWIP) estimated year-end balance Total System Rate Base Growth Forecast (1) (1)As of February 19, 2026. If the net balances of capital additions and retirements since Idaho Power's 2025 Idaho general rate case and its forecasted capital additions and retirements were approved by its regulators to be included in base rates, Idaho Power’s total system rate base could reach approximately $11.4 billion by the end of 2030, the year through which Idaho Power currently forecasts capital expenditures. Idaho Power’s 2025 general rate case provided for a return on a rate base of about $5.1 billion (system total), which excludes net rate base on certain coal-related assets of approximately $0.2 billion. The 2025 rate base amounts are adjusted in this graphic to reflect the ultimate decline in net rate base of coal-related assets. (2)Hells Canyon Complex (HCC) relicensing costs becoming eligible for rate base is subject to the Federal Energy Regulatory Commission’s granting of a new operating license. Estimated to be approximately $0.4 billion of rate base for illustration purposes. As of February 19, 2026, Idaho Power believed that the HCC license would be issued in 2027 or thereafter. 16.7% CAGR 2026-2030 ~$6.1B 15

$4,050 $(1,200) $600 $1,450 $2,900 $(200) $(7,350)$- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 Net Cash from Operations Issued Repaid Capital Expenditures(3) Dividends -------------------------Debt ------------------------- Equity Content ---------------------------------------------Equity --------------------------------------------- $ M ill io n s (1) As of February 19, 2026. Financings plans are for illustrative purposes only and are subject to change. (2) Difference between cash inflow and cash outflow increases or decreases cash balance. (3) Forecast capital expenditures include allowance for borrowed funds used during construction. (4) FSAs from 2025 ATM and equity offerings previously executed and to be settled in 2026. Financing Plan Forecast (1) (2) 2026 – 2030 16 2025 FSAs(4)

Liquidity (millions) As of December 31, 2025 IDACORP(1) Idaho Power Net balance available(2) $ 100.0 $ 400.0 Operating Cash Flows, Liquidity, and Equity Financing (1) Holding company only. (2) IDACORP’s and Idaho Power’s respective $100 million and $400 million revolving credit facilities, expiring in December 2030, net of commercial paper outstanding and amounts identified for other use. As of December 31, 2025, there was no commercial paper outstanding or amounts identified for other use. (3) IDACORP entered into an Equity Distribution Agreement (EDA) on May 20, 2024, pursuant to which it may issue, offer, and sell, from time to time, up to an aggregate gross sales price of $300 million of shares of its common stock through an at-the- market (ATM) offering program, which includes the ability to enter into Forward Sale Agreements (FSAs). In November and December 2025, IDACORP settled FSAs under its ATM offering program and received net cash proceeds of $91.7 million. IDACORP has a remaining aggregate gross sales price of up to $155.5 million in shares of its common stock available for issuance through the ATM offering program. (4) IDACORP entered into FSAs, independent of the ATM offering program, with forward counterparties on May 8 & 9, 2025. As of December 31, 2025, pursuant to the terms of the FSAs, IDACORP could have settled by physical delivery of 5,180,180 shares of its common stock to the forward counterparties in exchange for net cash proceeds of $560.9 million. The FSAs provide for settlement on a date or dates to be specified at IDACORP’s discretion, but which is expected to occur on or prior to November 9, 2026. IDACORP Equity Financing (millions) Remaining as of December 31, 2025 Net Proceeds Available as of December 31, 2025 Settled To-Date At-the-Market Offering Program(3) $ 155.5 $ 51.8 $ 91.7 Forward Sale Agreements(4) – $ 560.9 – 17 IDACORP Cash Flows (millions) 2025 2024 Net Cash Provided by Operating Activities $ 601.8 $ 594.4

2026 Earnings Per Share Guidance and Estimated Key Operating and Financial Metrics 2026 Current(1) 2025 Actual(2) IDACORP Earnings Guidance (per diluted share) $ 6.25 – $ 6.45 $ 5.90 Idaho Power additional ADITC amortization (millions) Less than $30 $ 40.3 Idaho Power O&M Expense (millions) $ 525 – $ 535 $ 471 Idaho Power Capital Expenditures, Excluding Allowance for Funds Used During Construction (millions) $ 1,300 – $ 1,500 $ 1,083 Idaho Power Hydropower Generation (millions of megawatt-hours) 5.5 – 7.5 7.0 (1) As of February 19, 2026. Assumes normal weather conditions and normal power supply expenses for 2026. (2) On an accrual basis.18

Contact Information John R. Wonderlich Investor Relations Manager (208) 388-5413 JWonderlich@idahopower.com Investors & Analysts Jordan Rodriguez Corporate Communications (208) 388-2460 JRodriguez@idahopower.com Media